UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: November 8, 2017

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Oragenics, Inc. (the “Company”) is filing this Form 8-K to provide certain unaudited pro forma Stockholders’ Equity as of November 8, 2017, which reflects the Company’s November 8, 2017 $3,300,000 private placement of Series B Convertible, Non-Voting, Preferred Stock and Warrants and (its exchange of $3,384,798 of debt owed to Intrexon Corporation for Series C Non-Convertible, Non-Voting, Preferred Stock (the “Offering”).

As previously disclosed, the Company received notification from the NYSE MKT LLC (now known as NYSE American LLC), of its noncompliance with certain NYSE MKT continued listing standards relating to, among other things, stockholders’ equity. Specifically, the Company was not in compliance with Section 1003(a)(iii) of the NYSE Company Guide requiring stockholders’ equity of $6.0 million or more. After submitting a plan of compliance the Company was given until November 10, 2017 to regain compliance with the continued listing standards pertaining to stockholders’ equity. The purpose of this Form 8-K is to reflect the results of the Company’s plan to regain compliance with the stockholders’ equity requirement for continued listing on the NYSE American LLC.

As a result of the Offering, the Company is pleased to announce Stockholders’ Equity of approximately $6,929,555 on a pro-forma basis as of November 8, 2017. Subject to review and confirmation by the NYSE American LLC, the Company believes that it has evidenced compliance with the stockholders’ equity requirements for continued listing on the NYSE American LLC.

Oragenics, Inc.

Pro-forma Stockholders’ Equity

as of November 8, 2017

The following table sets forth the Company’s Stockholders’ Equity position as of September 30, 2017, and as adjusted on a pro-forma basis as of November 8, 2017 to reflect the Offering and Results of Operations:

	September 30, 2017		November 8, 2017
	Actual*	Adjustments	Pro-forma
Preferred Stock, no par value –20,000,000 shares authorized; 12,000,000 and 12,000,000 shares Series A issued and outstanding, 6,600,000 and -0- Series B issued and outstanding and 100 and -0- Series C issued and outstanding at November 8, 2017 and September 30, 2017, respectively.	1,245,508	—	1,245,508
Common Stock, $0.001– 250,000,000 shares authorized; 49,274,219 and 49,274,219 shares issued and outstanding at November 8, 2017 and September 30, 2017, respectively.	49,274	—	49,274
Additional paid-in capital	99,658,285	—	99,658,285
Accumulated deficit	(99,940,064)	(768,246)	(100,708,310)
Additional Equity Raise-Series B Preferred	—	3,300,000	3,300,000
Additional Debt Conversion	—	3,384,798	3,384,798

Total stockholders’ equity	$1,013,003	$5,916,552	$6,929,555

*	Unaudited

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 9th day of November 2017.

ORAGENICS, INC. (Registrant)

BY:	/s/Michael Sullivan
Michael Sullivan Chief Financial Officer